Exhibit 99.2

Innovative International Acquisition Corp. & Zoomcar, Inc.

Business Combination Announcement

Webcast Transcript

October 14, 2022

C O R P O R A T E P A R T I C I P A N T S

Madan Menon, Chief Operating Officer, Innovative International

Greg Moran, Chief Executive Officer, Zoomcar

Geiv Dubash, Chief Financial Officer, Zoomcar

P R E S E N T A T I O N

Madan Menon

Thank you and welcome. My name is Madan, I am the Chief Operating Officer of Innovative International. We at Innovative are excited to be presenting this deal to you today.

Ever since we were listed on the NASDAQ in October of 2021, we embarked on a search to find the right partner who can leverage our teams’ experience and expertise of cross-border transactions, technology and growth to be able to scale to new heights. Our thesis was to find a company with technology prowess, a strong defensible market position, and an international footprint that was built on a culture of inclusion, diversity and environmental responsibility, a company that was looking to solve a real problem. We were searching for a partner that was able to establish itself not only as a brand leader but also a market leader by leveraging our proprietary software and be able to engage with users to provide them a valuable product.

Through our journey, we met several companies; however, there was always something lacking in one aspect or another. We were fortunate to have had the opportunity to meet with the Zoomcar team and learn their story. What we discovered was an amazing journey starting in late 2013, a company that has the unique distinction of creating a market an establishing itself as a brand leader, a company that is constantly evolving to meet the needs of the market and its employees.

Zoomcar is a leading peer-to-peer car rental company that has been making waves in the Indian market and now expanding its footprint internationally in Vietnam, Indonesia and Egypt. Zoomcar has started not only making a strong impact in the personal transportation segment but also building a strong foundation for sustained and achievable growth. The Company has morphed into an asset-light business model by leveraging on technology and its market leadership position to drive user adoption and acceptance, thus allowing higher yields on a cost basis to achieve stronger EBITDA margins.

I now ask the Zoomcar team to share more about their vision, mission and growth drivers that are going to fuel this incredible journey. I’m proud to introduce you to Greg Moran, CEO of Zoomcar. Can we go to Slide 2, please?

Greg, over to you.

Greg Moran

Yes, so thanks so much, Madan. We’re here now on Slide 5.

Just to spend a little bit of time, just to give a brief introduction on the Company and the origin story for better context, Zoomcar really—as we started out to build the platform about nine years ago, it really for us and for me personally was a very, very mission-driven opportunity to really transform fundamentally the urban landscape across emerging markets, and India being the largest of those markets, we felt there was a tremendous opportunity to start off and build a consumer-focused, mobile-first software platform which was going to really foundationally address a lot of the challenges with urban transportation, and we thought deeply about the affordability constraints around the opportunity around the opportunity to leverage shared mobility to really help alleviate the problems of congestion and affordability and air quality at a very, very large scale, so this is what really motivated us to really jump in here into this really remarkable addressable market and opportunity that we’re going to talk more about in the coming slides.

On Slide 6, just a little bit on the numbers of Zoomcar as a platform, so we at Zoomcar have a footprint cross 50 cities globally, and that spans across four countries, so India, Indonesia, Vietnam, and Egypt. Since inception, we’ve done approximately 7 million bookings on the platform, and that really translates to an active user base of about 3.2 million users in terms of folks who are engaged with us on the app, and that also translates to now in actual terms of the cars on the global marketplace of over 21,000, so we have achieved a significant scale in terms of the supply side there which is in turn powering the overall demand side as it relates back to this opportunity.

In terms of the overall highlights, we move to Slide 7, so the actual sort of core thesis of Zoomcar has really been to drive a leading car sharing marketplace that is inherently asset-light, and so this is a model which doesn’t require ownership of vehicles but instead leverages the individual third party owners who are hosts on our platform, which allows for exceptional scaling, and at the same time, we’ve been able to build out very robust rapid adoption and it’s highlighted in terms of the geographical footprint in countries and cities. The early mover advantage that we’ve been able to really leverage has been tied fundamentally to the fact that we were really the ground shakers and movers in India and then other emerging market geographies, such as Indonesia, Vietnam and Egypt, and being early has allowed us to capture the brand awareness and has allowed us to really capture the mind share of the user.

What’s tying this all together is the proprietary technology that we’ve been able to really develop along the way. As Madan mentioned, I think we’ve always been very much software oriented and really personalization driven and focused on leveraging data and leveraging immense technologies to create solutions for our customers, which are going to be very customized, very proprietary driven, etc., so it’s a very seamless, very frictionless overall experience from a life cycle end-to-end standpoint, both for our guests who are renting vehicles as well as our hosts, who are sharing vehicles on the platform.

This strong user engagement is really an outgrowth of this very robust technology and product, and that’s allowed us tremendous upside in our existing markets as well as new markets that are out there across the globe. One benefit for our platform in particular has been the exceptional demand that we’ve seen coming out of the post-COVID recovery and the tailwinds that we further anticipate as it relates back to demand for various use cases for our guests who are using these vehicles, and we’ll touch more on that as we move through the presentation.

Finally, the leadership team that we have across our C-suite, as well as distinguished investors, really sets us apart in terms of having that really strong, distinguished leadership base where there has been very, very meaningful experience that has been there even prior to joining Zoomcar.

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Now to jump ahead to the next Slide 8 and really talking more here about how shared mobility is really an ideal fit for all of these emerging markets that we’re talking, and the primary drivers come down to the fact that you have exceptional constraints around access to private vehicles, the low vehicle ownership of less than 10% across all these large urban metropolises, and this is really the fact that you have this massive untapped demand and a rising middle class, where people would like to have access to a car for some periods of time, for a couple times over the course of a month, but they really don’t have the ability to afford that car, so they can’t own that car outright. The convenience constraints are also exceptional, so the fact that you have very high upfront car costs and you have taxes that are much more onerous in many of these markets, you have very underdeveloped leasing and financing markets, so it’s simply very challenging to actually afford a car and acquire a car.

At the same time, you have a number of secondary drivers which are also really helping to (inaudible) this along, and when you think about the fact you have very, very sort of high congestion in many of these markets, where people prefer to drive on a more intermittent basis and they actually prefer not to have to worry about owning a car but just taking it a couple times over the course of the month, which actually is a very powerful play. At the same time, these urban metropolises are exceptionally large and growing, but they’re also very, very young. The average population age there is generally in the 20s, and you have an opportunity to really tap into this very young ecosystem which is growing and really helping with continuous adoption of the product, and at the same time this high urban density helps sustain this strong marketplace network effect, something which is well observed in other marketplaces globally as well. At the same time, there are far fewer regulatory barriers for new mobility apps in these various emerging markets, which allows for much more rapid adoption as we think about the overall opportunity statement.

To move onto Slide 9, so Zoomcar, our car share marketplace is really positioned to cut across these emerging markets, so as you see really going through this in more depth, it’s actually something where Zoomcar really fits right there as a solution for markets such as India, such as Southeast Asia, broader Middle East and North Africa, broader Africa, and Latin America, and so these geographies are actually combining to have considerably north of 3 billion people, and so with that, you’re covering almost half of the global population, and what we really see here is that the markets that we’re covering are markets that have really, really exceptional user base penetration for big technology, so whether it’s the large scale social networks such as Facebook, Instagram, YouTube, etc., whether it’s Google adoption, whether it’s Uber adoption, etc. You see that you have very, very strong adoption patterns across these big, large emerging market geographies, whether it be India, whether it be Indonesia, whether it be some markets like Brazil, Turkey, etc. That’s really where we are in position and when it comes to these market opportunities, we again have the opportunity to really shape on the front as an early mover.

The massive tailwinds on Slide 10 that we are going to talk through are more sort of macro in nature, which are very much fundamentally working in tandem with what we’ve just discussed as it relates to the macro considerations, and so this is really three main pillars. One is the fact that we have seen a very strong increase in the millennial population, and that’s been very much present in all of these geographies. At the same time in the last several years, there’s been enormous adoption around 4G and 5G connectivity, and that really has helped with the last mile mobile and the various consumer apps, which have seen very strong adoption in our markets.

Finally, the growth in domestic tourism, particularly in a post-COVID world, but this is something which has been seeing a very, very strong tailwind even a while before COVID, and that was also partially driven by the fact that you’re seeing such a tremendous growth in domestic air travel in many of these geographies.

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Onto Slide 11 to spend a little bit more time on the addressable market itself, so as we see this very vast addressable market, it’s really on account of the low vehicle ownership and the high supply of these under-utilized vehicles. As we think through what this really translates to, we look at the, first, addressable population on our guest side in terms of renters, so overall we see approximately 300 million people who are in our target markets, in our target age demographic, income demographic, urban demographic, and people who actually have drivers licenses and who are able to leverage and use the service, and so we see this 300 million people who are in this broader category.

Then on the other side, when we think about are there enough vehicles to actually serve this massive demand, we find that there’s over 200 million vehicles that are operational in these different emerging market geographies that we are looking at, and these opportunities, we see that approximately 60 million of these overall vehicles are directly relevant in terms of the age and the kilometers gone and the fact that they’re situated in urban centers, so we see a very, very vast overall addressable market opportunity in terms of vehicles that could be there to serve this very strong potential consumer demand as it relates to guests.

When we fuse the two together and we look out then to 2025, we see a tremendous opportunity where if we’re able to leverage just approximately six bookings per year per user, which is every second month, which is where we sort of see the broad demand pattern as it relates back to the app engagement for Zoomcar itself, and we look at about $50 as an average ticket size transaction, which is typically how we’ve been trending over a longer historical arc, so that translates into about $300 per year per user of annual spend, and so looking at that (inaudible) a 300 million potential that we have on the guest side as renters, that leaves us a with a total addressable market from a theoretical standpoint of approximately $90 billion. Now for us to realize where we want to be in terms of very, very meaningful scale over the next three, four, five years, we of course need to be only a small fraction of that overall total theoretical addressable market, and so that gives us very strong confidence and excitement in the opportunity here that we’re pursuing.

To move onto Slide 12 and just double click a little bit more on the various use cases that drive this widespread adoption, so the overall TAM size of $90 billion can be roughly split across out-of-city travel, the airport-related travel, work-related travel, and intra-city leisure-oriented travel, and you see the largest of this being out-of-city travel but you see a pretty even split between airport-related travel, intra-city leisure travel, and work-related travel, so the broader point here is that we have a very ubiquitous use case where you have—you know, the fact we have very strong high growth in terms of the emerging market air travel, you have very strong growth in terms of having large family structures where there’s a lot—sort of interested in leisure-oriented travel, we have quite a bit of work-related travel that’s tied to personal work plus official company travel across cities, and then finally you have the fact that the infrastructure that’s evolving relating to highways is actually creating a lot better intra-city connectivity to help for some of those cases that we’re just highlighting outright.

Now to move onto Slide 13 to talk a little bit about the fundamental aspect of the platform, the marketplace itself provides a very efficient business model for significant global scale, and what we really see is that the two sides, the host, the vehicle owner, and the guest renter on the other side, and the Zoomcar car sharing platform overlap in the middle, and so what we do is we have a revenue sharing model with our vehicle owners, with our hosts to the tune of approximately 60/40, and so 60% being shared with the actual host and 40% coming to Zoomcar as a platform, and so is there across the weekdays and weekends, across the holidays as well, so a common revenue share, and so what happens here with this revenue share is the host ultimately uses this as a means for earning additional income or helping to offset their costs.

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To highlight a little bit more of the consumer profile and use case, just jumping ahead to Slide 14 where we profile in more depth on the guests and host side respectively, the guests are typically sweet spot 18 to 35, primarily driven from that demographic, and we’ve seen that the demand split there is fairly even between the weekdays, Monday to Fridays, or the weekends, Saturday-Sunday, and so we also find that the airport travel is about 10% of the overall bookings, so you see a pretty even split between the out-of-city, intra-city, and the greater metro area, and I think that speaks to the broader—the diversity of the overall use case not just in India but in other emerging markets that we operate in as well.

On the host side, you find that there is a little bit older age demographic profile which tends to be (inaudible) guests, but you have certainly a very strong, increasing trend towards entrepreneurial, so micro entrepreneur folks who start off with, say, one car and then move to two, three, four or five cars over time as they see the value of the platform, and this is something which we anticipate but only much more as the business continues to scale and reach larger numbers. The diverse mix of vehicles is something which is also a hallmark of the hosts, where you have really a very, very robust diversity mix across the vans, compacts, SUVs, etc., and this is something which we expect to be a hallmark here as we think about the proprietary levers of the marketplace being really all about having a really strong mix and having really high quality.

Finally on Slide 15, we talk a little bit more about the proprietary technology that we have highlighted earlier and how this really delivers a world-class product experience for our customers. The first element here is the fact that our mobile technology is really front and center for the entire guest and host user experience, and really what makes us stand out in particular is how the guests get in and out of the car through IoT, so it’s 100% keyless entry, meaning that the cell phone, the mobile phone, your smartphone is actually acting as a digital key through Bluetooth, through 4G, 5G, and so you can just tap a button magically and get in and out of the car. This works and is compliant with any car that we have in the platform, so standardized hardware units get installed in less than a half hour and that’s something which allows for vehicle health parameter monitoring, car remote engine and mobilizations. We have this safety and security layer over on top of this remote digital keyless entry, and also having the ability to leverage it for driver behavior monitoring, driver scoring, etc.

As we jump ahead to Slide 16, where we talk about the data science element and how that ties into this core technology differentiation, we really have this continual improvement on the platform, so one of those key elements as you think about the AIML, so the artificial intelligent machine learning side of how we leverage driver scoring and what that means to help reduce accidents and reduce costs, and at the same time leveraging personalization for dynamic pricing and how that drives better personalization and better revenue uplift overall, and so this is something which we certainly look at as one of the core elements and features of the data science. Finally, there is a lot of investment heavily into computer vision, and this ties back into sort of the ID matching and customer fraud detection, as well as the ability to in real time understand the vehicle damage, and so this leads to better customer experience and better cost reduction.

On Slide 17, we talk a little bit more about the overall competitive landscape. One of the big important elements here for Zoomcar is the fact that we operate in emerging markets where traditional rental players don’t exist, so if you look at Hertz, Avis, Enterprise, these players do not exist in any of the geographies that we play in, and that’s fundamentally because the emerging markets have very different use cases, very different problem statements from Western Europe and the U.S., and at the same time the marketplace business in the U.S., like Turo and Getaround, do not have a footprint in emerging markets because fundamentally, again, the customer statements are very different, the problems are quite unique, and the overall infrastructure realities are very different, so this allows Zoomcar tremendous opportunity overall.

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Now in terms of what this means for Zoomcar relative to its peers, really we’re the only pan-India, pan-Southeast Asia player who has an asset-light model plus an IoT enabled model, and also elements of SaaS which are there in the core technology layer, so this actually allows for dramatically more scale, dramatically better brand awareness, and overall adoption in terms of how the network effects build and grow as we scale our footprint across these geographies.

Moving to Slide 18, we talk a little bit more about the actual post-COVID recovery, so from the second wave in COVID in Q2, in the June ’21 timeframe to sort of August or middle part of last quarter in Q3, we’ve seen a tremendous run-up in our marketplace supply, so in that short time window, we’ve been able to grow from really a starting point of just a couple hundred cars to well over 21,000 vehicles in that span of a little over a year, and so that strong growth is really showcasing the fact that there’s very compelling earning potential for hosts on our platform. In recent months, we’ve been very laser focused on building very, very strong quality as we think about incremental growth, all about people who are going to be adding the maximum value in terms of having the best types of cars exactly where and when they’re needed, and so that is really the focus about leveraging not just the quantity of cars but also the high quality proprietary nature of those cars, and that’s helped translate to strong demand side traction on our guest side as well.

In that same time window, we’ve been able to witness growth which is really over 6x in terms of the Q2 ’21, when you look back, and then fast forward to Q2 of 2022 and then looking at how we’ve evolved here over the last several months here in Q3, and so it’s that leverage where as you build more and more supply, that powers the flywheel to create more and more booking demand, which translates to overall growth in our top line versus booking value. That’s a network effect which we anticipate will continue as we grow and provide more density, more liquidity to our marketplace overall.

Finally to Slide 19, where we talk a little about the team, and we mentioned this earlier but just to reiterate the fact that we really have established ourselves with a world-class management team built for significant scale, and so the overall core here is really leveraging very, very strong executives who have spent meaningful time with regards to similar companies in various geographies that have relevance to Zoomcar, so Hiroshi, our Chief Operating Officer has spent meaningful time at Grab and Via, as well as BCG, so leading companies there across Southeast Asia and India. (Inaudible), our Chief Technology and Product Officer, has spent close to a 20-year career across varying strong leading technology companies, such as Hola, Microsoft and Grab, and our Chief Growth Officer, Sriram, whose most recent stint at AirBnB and Apple, has driven growth and user adoption across Asia, which we believe is highly relevant.

Then also, we have our Chairman of the Board, Uri Levine, who has had two very, very significant, distinguished tours as an entrepreneur, one founding Waze and one founding Moovit, both of which were mobility unicorns that had billion-plus exits to large scale Fortune 500 companies. Uri also happens to sit on the board at Infosys, which is one of the leading companies of India and IT services. (Inaudible) also has been very—really instrumental for us as a leading advisor, having spent his 25-year career across (inaudible) and Uber, and then finally Geiv Dubash, who will be speaking shortly as our Chief Financial Officer, having spent a very, very significant time across operating roles, as well as advisory capacity roles for leading (inaudible) companies, as well as for leading infrastructure companies as well.

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Finally, our investor base here in terms of the (inaudible) having very, very strong financial investors such as Sequoia, having investors such as Nokia Growth Partners, Horizons Ventures as well as Sony Innovation Fund, and then having very many large (inaudible) strategic investors such as Ford Motor Company out of Detroit, as well as Mahindra and (inaudible) out of Mumbai, India, and so these two companies have been very instrumental in helping drive some of our strategy in the past and certainly remain very much supportive stakeholders. All of these investors have supported us across multiple rounds of funding and are very excited about this transaction.

With that, I would actually turn the floor over to Geiv, who will be walking us through Slide 21.

Geiv Dubash

Thank you, Greg.

Just to begin here on Slide 21, as you can see, there has been a very strong improvement in our underlying unit economics on a per-booking basis over the past five months. Our net realized revenue per booking after the host revenue share and discounts has increased by approximately 83% from $11.80 per booking in April of 2022 to just under $22 per booking in August of 2022. This improvement is driven primarily by longer booking durations, targeted pricing enhancements, and reduced discounts.

Similarly, our contribution margin per booking, which reflects our net realized revenue minus all direct costs and marketing and incentives, on a per-booking basis has similarly improved by approximately 94% from negative $44 per booking in April ’22 to negative $2.70 per booking in August of 2022. This improvement has been driven by targeted cost reductions in both delivery and fulfillment costs, lower customer support costs, and marketing cost reductions. We have also driven a significant reduction in host side incentive payments with a stronger mix of repeat hosts and new host referrals. This underlying improvement in our contribution margin and net revenue per booking sets us up nicely to scale in a very capital efficient way and drive profitability over time.

Moving to the next slide, number 22, our average transaction value to guest CAC ratios are similarly very attractive. Since Q1 2021, our average transaction value has increased from the mid $50 per booking to the mid $70 per booking currently as a result of longer durations and pricing optimization, while our blended acquisition cost per guest has also reduced from approximately $8 in Q1 of 2021 to effectively zero over the past two quarters. This has led to highly attractive economics on the guest acquisition side for the Zoomcar platform.

On Slide 23, on the host side we have seen our average host acquisition costs decline from over $200 per host to below $50 per host in just the past 12 months. This reflects the increasingly organic nature of our host acquisition channels driven primarily by host referrals to would-be hosts and increased consumer awareness of Zoomcar’s platform opportunity. At the same time, the average six-month cumulative gross booking value per host has increased from just over $600 for the April 2021 host acquired cohort to $834 for our most recent mature host cohort.

The positive of guest and host acquisition cost dynamics relative to ATVs and GBV (phon) reflects a virtuous cycle that sets us up very well for highly efficient scaling in the future. Thank you.

Madan Menon

Thank you, Geiv, for the wonderful presentation. I am now going to briefly summarize this transaction on Slide No. 25.

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The pre money enterprise value assigned to the business is $350 million. With the cash in trust and a possible additional pipe raise, assuming no redemptions, this deal comes in at a pro form enterprise value of $456 million. Our intention is to raise additional capital in this transaction. As a testament to our belief in the story, an affiliate of Innovative's sponsor, Mohan Ananda, is personally participating in this transaction with an additional $10 million investment.

Considering the explosive growth in personal transportation and an increased focus on environmentally sustainable growth has been witnessed in the world today, Zoomcar provides the perfect platform for this, matching users to cars that are not being utilized. This places Zoomcar in a very strong position to ride the tailwinds of sustained growth over the years to come.

Over to you, Greg, to just summarize the last bits.

Greg Moran

Thank you, thanks, Madan.

Yes, so just as a recap here on the 26th slide, so the investment highlights and summary. Zoomcar, again, is very much a leading car share marketplace with an asset-light model, which is fundamentally scalable across geographies, not just the four countries today but the several, many more countries that we expect to enter over the coming quarters and years. The rapid adoption that we’ve seen has a global footprint already in four countries and 50-plus cities that has translated to a very early mover advantage as it relates back to car sharing across these emerging markets, and it’s really been fundamentally underpinned by our proprietary technology that we’ve touched upon, which has driven a sustainable competitive advantage, and at the same time that’s what’s allowed for exceptionally strong user engagement in terms of repeat rates, in terms of the overall engagement level with our app, and this is what’s driving our growth upside in our existing markets, as well as new geographies that we should be entering.

Then in terms of the robust demand recovery that we’ve seen post COVID, this is something which we have really anticipated, and several more quarters and years of this tailwind as we see just a tremendous ubiquitous nature of use case across all of our different geographies. Finally, all of this is being executed and driven from a world class leadership team with exceptionally distinguished investors on (inaudible).

Thank you very much.

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Additional Information and Where to Find It

In connection with the proposed business combination (the “Business Combination”) involving Innovative and Zoomcar, Innovative intends to file with the SEC a Registration Statement on Form S-4 (as amended, the Registration Statement”), which will include a proxy statement/prospectus. After the Registration Statement is declared effective, Innovative will send the proxy statement/prospectus and other relevant documents to its shareholders. This press release is not a substitute for the proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ZOOMCAR, INNOVATIVE, THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS. The documents filed or that will be filed with the SEC relating to the Business Combination (when they are available) can be obtained free of charge from the SEC’s website at sec.report. These documents (when they are available) can also be obtained free of charge from Innovative upon written request at Innovative International Acquisition Corp., 24681 La Plaza, Ste 300, Dana Point, CA 92629.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities in respect of the Business Combination and shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or security holder. However, Innovative, Innovative International Sponsor I LLC (Innovative’s Sponsor), Zoomcar, and their respective directors, officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the Business Combination under the rules of the SEC. Information about Innovative’s directors and executive officers and their ownership of Innovative’s securities is set forth in filings with the SEC, including Innovative’s annual report on Form 10-K filed with the SEC on March 29, 2022 and subsequent quarterly reports filed with the SEC on form 10-Q. To the extent that holdings of Innovative’s securities have changed since the amounts included in Innovative’s most recent annual report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants will also be included in the proxy statement/prospectus, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.

These forward-looking statements and factors that may cause actual results and the timing of events to differ materially from the anticipated results include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or could otherwise cause the transactions contemplated therein to fail to close; (2) the outcome of any legal proceedings that may be instituted against Innovative, Zoomcar, the Combined Company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of Innovative or stockholders of Zoomcar; (4) the inability of Zoomcar to satisfy other conditions to closing; (5) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (6) the ability to meet stock exchange listing standards in connection with and following the consummation of the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations of Zoomcar as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Combined Company to grow and manage growth profitably, maintain its reputation, grow its customer base, maintain relationships with customers and suppliers and retain its management and key employees; (9) the impact of the COVID-19 pandemic on the business of Zoomcar and the Combined Company (including the effects of the ongoing global supply chain shortage); (10) Zoomcar’s limited operating history and history of net losses; (11) Zoomcar’s customer concentration and reliance on a limited number of key technology providers and payment processors facilitating payments to and by Zoomcar’s customers; (12) costs related to the Business Combination; (13) unfavorable interpretations of laws or regulations or changes in applicable laws or regulations; (14) the possibility that Zoomcar or the Combined Company may be adversely affected by other economic, business, regulatory, and/or competitive factors; (15) Zoomcar’s estimates of expenses and profitability; (16) the evolution of the markets in which Zoomcar competes; (17) political instability associated with operating in current and future emerging markets Zoomcar has entered or may later enter; (18) risks associated with Zoomcar maintaining inadequate insurance to cover risks associated with business operations now or in the future; (19) the ability of Zoomcar to implement its strategic initiatives and continue to innovate its existing products; (20) the ability of Zoomcar to adhere to legal requirements with respect to the protection of personal data and privacy laws; (21) cybersecurity risks, data loss and other breaches of Zoomcar’s network security and the disclosure of personal information or the infringement upon Zoomcar’s intellectual property by unauthorized third parties; (22) risks associated with the performance or reliability of infrastructure upon which Zoomcar relies, including, but not limited to, internet and cellular phone services; 23 the risk of regulatory lawsuits or proceedings relating to Zoomcar’s products or services; (24) increased compliance risks associated with operating in multiple foreign jurisdictions at once, including regulatory and accounting compliance issues; (25) Zoomcar’s exposure to operations in emerging markets where improper business practices may be prevalent; (25) Zoomcar’s ability to obtain additional capital when necessary;

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above and other documents filed by Innovative from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. Forward-looking statements speak only as of the date they are made, and Innovative and Zoomcar disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Zoomcar’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.